Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 3rd QUARTER 2007 RESULTS

El Segundo, California, November 1, 2007 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended September 30, 2007. Income from continuing operations for the three and nine months ended September 30, 2007 was $94.5 million and $296.1 million, or $0.88 and $2.76 per share, respectively.

Income from continuing operations for the three months ended September 30, 2007 excluding after-tax gains from insurance settlements and after-tax gains on the sale of investment securities was $89.3 million, or $0.83 per share, as compared with $69.9 million, or $0.66 per share, for the same period of 2006.

Income from continuing operations for the nine months ended September 30, 2007 excluding after-tax gains from insurance settlements, the after-tax valuation gain on the Company’s product supply agreement with Gambro Renal Products and after-tax gains on the sale of investment securities was $254.6 million, or $2.38 per share, as compared with $192.0 million or $1.82 per share for the same period of 2006.

Financial and operating highlights include:

•

Cash Flow: For the rolling 12-months ended September 30, 2007 operating cash flow was $500 million and free cash flow was $396 million. For the three months ended September 30, 2007, operating cash flow was $96 million and free cash flow was $74 million.

•

Operating Income: Operating income for the three months ended September 30, 2007 was $212 million including pre-tax gains from insurance settlements of $6.8 million, and was $206 million excluding these items. Operating income for the nine months ended September 30, 2007 was $667 million including pre-tax gains from insurance settlements of $6.8 million, and the pre-tax valuation gain on the Company’s product supply agreement with Gambro Renal Products of $55 million, and was $605 million excluding these items.

•

Volume: Total treatments for the third quarter of 2007 were 3,842,763 or 49,266 treatments per day, as compared to 3,668,999 or 46,443 treatments per day for the third quarter of 2006. Non-acquired treatment growth in the quarter was 5.2% over the prior year’s third quarter.

•

Center Activity: As of September 30, 2007, we operated or provided administrative services at 1,344 outpatient dialysis centers serving approximately 106,500 patients, of which 1,307 centers are consolidated in our financial statements. Of the remaining 37 centers, we own minority interests in 4 centers and provide administrative services to 33 centers, in which we have no ownership interest. These 37 centers serve approximately 3,400 patients. In the fourth quarter of 2007, we will discontinue providing administrative services to 20 of these centers with approximately 2,300 patients. During the third quarter of 2007, we acquired 6 centers, opened 18 new centers, closed one center, and provided administrative services to one additional center.

•	Effective Tax Rate: We still expect the annual effective tax rate for 2007 to be in the range of 39.0% - 40.0%.

Outlook

Operating income for the fourth quarter of 2007 is expected to be in the range of $190-200 million. We are narrowing our operating income for 2007 to a range of $800-810 million. Our operating income guidance for 2008, excluding the impact of any potential Medicare legislation, is still projected to be in the range of $790-850 million, however, we believe at this time that operating income is more likely to be in the lower end of the range for 2008. We are entering into a period of unusual earnings uncertainty. Therefore the guidance range for 2008 does not capture as high a percentage of the potential outcomes as usual. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the third quarter ended September 30, 2007 on November 1, 2007 at 5PM Eastern Time. The dial in number is (800)-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements, including statements related to our 2007 and 2008 operating results. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended June 30, 2007. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	possible reductions in private and government payment rates,

•	changes in the structure of and payment rates under the Medicare ESRD Program which may further reduce Medicare payment rates,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations and DVA Renal Healthcare’s compliance with its corporate integrity agreement,

•	the resolution of ongoing investigations by various federal and state governmental agencies, and

•	the successful integration of DVA Renal Healthcare’s billing and collection operations.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net operating revenues	$1,318,381	$1,237,041	$3,909,282	$3,608,045
Operating expenses and charges:
Patient care costs	890,243	857,049	2,662,841	2,517,795
General and administrative	120,596	113,447	356,249	329,059
Depreciation and amortization	49,230	44,478	142,078	128,086
Provision for uncollectible accounts	34,107	31,985	101,686	93,295
Minority interests and equity income, net	11,793	10,956	34,757	26,857
Valuation gain on Alliance and Product Supply Agreement	—	(37,968)	(55,275)	(37,968)

Total operating expenses and charges	1,105,969	1,019,947	3,242,336	3,057,124

Operating income	212,412	217,094	666,946	550,921
Debt expense	(62,715)	(67,904)	(194,496)	(206,799)
Other income	6,278	3,271	17,131	10,118

Income from continuing operations before income taxes	155,975	152,461	489,581	354,240
Income tax expense	61,520	59,370	193,520	139,040

Income from continuing operations	94,455	93,091	296,061	215,200
Discontinued operations
Gain on disposal of discontinued operations, net of tax	—	1,765	—	362

Net income	$94,455	$94,856	$296,061	$215,562

Earnings per share:
Basic earnings per share from continuing operations	$0.89	$0.90	$2.80	$2.08

Basic earnings per share	$0.89	$0.91	$2.80	$2.09

Diluted earnings per share from continuing operations	$0.88	$0.88	$2.76	$2.04

Diluted earnings per share	$0.88	$0.90	$2.76	$2.04

Weighted average shares for earnings per share:
Basic	106,171,473	103,784,510	105,558,536	103,295,407

Diluted	107,561,139	105,923,976	107,129,135	105,643,406

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$296,061	$215,562
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	142,078	128,086
Valuation gain on Alliance and Product Supply Agreement	(55,275)	(37,968)
Stock-based compensation expense	25,260	18,896
Tax benefits from stock award exercises	27,000	29,261
Excess tax benefits from stock award exercises	(23,632)	(27,146)
Deferred income taxes	25,645	1,249
Minority interests in income of consolidated subsidiaries	35,703	28,812
Distributions to minority interests	(35,216)	(25,552)
Equity investment income	(946)	(1,955)
(Gain) loss on disposal of discontinued operations and other dispositions	(4,944)	508
Non-cash debt and non-cash rent charges	11,810	13,562
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(32,425)	(46,135)
Inventories	15,144	(29,118)
Other receivables and other current assets	(42,818)	(18,155)
Other long term assets	(11,921)	(5,329)
Accounts payable	(6,458)	16,557
Accrued compensation and benefits	(17,347)	67,889
Other current liabilities	(26,151)	63,643
Income taxes	(13,072)	(65,924)
Other long-term liabilities	1,214	2,720

Net cash provided by operating activities	309,710	329,463

Cash flows from investing activities:
Purchase of investments	(42,202)	—
Additions of property and equipment, net	(176,078)	(181,425)
Acquisitions and purchases of other ownership interests	(81,782)	(75,580)
Proceeds from divestitures and asset sales	4,643	21,348
Proceeds from sale and maturities of investments	36,918	—
Investments in and advances to affiliates, net	16,204	14,605
Purchase of intangible assets	(556)	(5,749)

Net cash used in investing activities	(242,853)	(226,801)

Cash flows from financing activities:
Borrowings	10,405,556	4,493,339
Payments on long-term debt	(10,451,891)	(4,826,163)
Deferred financing costs	(4,462)	296
Purchase of treasury stock	(6,350)	—
Excess tax benefits from stock award exercises	23,632	27,146
Stock award exercises and other share issuances, net	47,756	31,187

Net cash provided by (used in) financing activities	14,241	(274,195)

Net increase (decrease) in cash and cash equivalents	81,098	(171,533)
Cash and cash equivalents at beginning of period	310,202	431,811

Cash and cash equivalents at end of period	$391,300	$260,278

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$391,300	$310,202
Short-term investments	22,177	4,734
Accounts receivable, less allowance of $193,644 and $171,757	976,285	932,385
Inventories	75,611	89,119
Other receivables	186,282	148,842
Other current assets	27,653	25,124
Deferred income taxes	241,212	199,090

Total current assets	1,920,520	1,709,496
Property and equipment, net	894,164	849,966
Amortizable intangibles, net	185,761	203,721
Investments in third-party dialysis businesses	2,227	1,813
Long-term investments	7,844	13,174
Other long-term assets	42,097	45,793
Goodwill	3,728,822	3,667,853

	$6,781,435	$6,491,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$245,976	$251,686
Other liabilities	444,196	473,219
Accrued compensation and benefits	322,289	341,766
Current portion of long-term debt	9,711	20,871
Income taxes payable	19,408	24,630

Total current liabilities	1,041,580	1,112,172
Long-term debt	3,695,586	3,730,380
Other long-term liabilities	59,310	50,076
Alliance and product supply agreement	42,640	105,263
Deferred income taxes	167,035	125,642
Minority interests	148,018	122,359
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 106,658,297 and 104,636,608 shares outstanding)	135	135
Additional paid-in capital	688,590	630,091
Retained earnings	1,429,573	1,129,621
Treasury stock, at cost (28,203,986 and 30,225,675 shares)	(496,042)	(526,920)
Accumulated other comprehensive income	5,010	12,997

Total shareholders’ equity	1,627,266	1,245,924

	$6,781,435	$6,491,816

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2007
	September 30, 2007	June 30, 2007	September 30, 2006
Financial Results excluding gains from insurance settlements, the valuation gain on the product supply agreement and gains on sale of investment securities:
Income from continuing operations (1)	$89.3	$88.7	$69.9	$254.6
Net income (1)	$89.3	$88.7	$71.7	$254.6
Diluted earnings per share from continuing operations	$0.83	$0.83	$0.66	$2.38
Diluted earnings per share	$0.83	$0.83	$0.68	$2.38
Operating income (1)	$205.6	$205.9	$179.1	$604.9
Operating income margin	15.6%	15.7%	14.5%	15.5%
Other comprehensive income
Unrealized loss on securities, net of tax benefit of $5.1, $0.5, $6.6 and $5.1	$(8.0)	$(0.8)	$(10.3)	$(8.0)
Business Metrics:
Volume
Treatments	3,842,763	3,792,419	3,668,999	11,335,453
Number of treatment days	78.0	78.0	79.0	233.4
Treatments per day	49,266	48,621	46,443	48,567
Per day year over year increase	6.1%	5.3%	90.2%	5.5%
Non-acquired growth year over year	5.2%	4.6%	4.2%	4.8%
Revenue
Total operating revenue	$1,318	$1,313	$1,237	$3,909
Dialysis revenue per treatment, including the lab	$333.57	$337.94	$331.48	$336.42
Per treatment (decrease) increase from previous quarter	(1.3%)	0.03%	0.7%	—
Per treatment increase from previous year	0.6%	2.7%	1.4%	2.2%
Expenses
A. Patient care costs
Percent of revenue	67.5%	67.9%	69.3%	68.1%
Per treatment	$231.67	$234.95	$233.59	$234.91
Per treatment decrease from previous quarter	(1.4%)	(1.4%)	(0.2%)	—
Per treatment (decrease) increase from previous year	(0.8%)	0.4%	3.5%	0.5%
Per treatment (excluding gains from insurance settlements of $1.76 and $0.60 for the third quarter and nine months ended September 30, 2007, respectively)	$233.43	—	—	$235.51
B. General & administrative expenses
Percent of revenue	9.1%	9.3%	9.2%	9.1%
Per treatment	$31.38	$32.28	$30.92	$31.43
Per treatment (decrease) increase from previous quarter	(2.8%)	5.5%	(0.03%)	—
Per treatment increase (decrease) from previous year	1.5%	4.4%	(1.9%)	2.9%
C. Bad debt expense as a percent of current-period revenue	2.6%	2.6%	2.6%	2.6%
D. Consolidated effective tax rate from continuing operations	39.4%	39.3%	38.9%	39.5%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended						Nine months ended September 30, 2007
	September 30, 2007		June 30, 2007		September 30, 2006
Cash Flow
Operating cash flow	$95.8		$125.9		$96.9		$309.7
Operating cash flow, last twelve months	$499.8		$501.0		$512.8		$—
Free cash flow (1)	$73.5		$101.7		$67.4		$236.7
Free cash flow, last twelve months (1)	$395.6		$389.5		$403.2		$—
Capital expenditures:
Development and relocations	$48.5		$30.8		$35.1		$101.9
Routine maintenance/IT/other	$22.6		$24.7		$31.5		$74.2
Acquisition expenditures	$75.5		$6.1		$6.0		$81.8
Accounts Receivable
Net receivables	$976		$960		$903
DSO	70		69		70
Debt/Capital Structure
Total debt, excluding debt premium of $5 million	$3,701		$3,703		$3,825
Net debt, net of cash, excluding debt premium of $5 million	$3,309		$3,306		$3,564
Leverage ratio (see Note 1)	3.10	x	3.23	x	3.96	x
Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	93.6%		93.4%		93.3%
Patients with albumin > 3.5	82.9%		83.8%		83.7%
Patients with HCT > 33	82.8%		83.8%		84.3%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

	Rolling 12-months ended September 30, 2007
Income from continuing operations	$370,190
Income taxes	240,910
Debt expense including the write-off of deferred financing costs	264,223
Depreciation and amortization	187,287
Minority interests and equity income, net	43,733
Valuation gain on Product Supply Agreement	(55,275)
Other	(147)
Stock-based compensation expense	32,753

“Consolidated EBITDA”	$1,083,674

	September 30, 2007

Total debt, excluding debt premium of $5 million	$3,700,638
Letters of credit issued	50,131

	3,750,769
Less: cash and cash equivalents	(391,300)

Consolidated net debt	$3,359,469

Last twelve months “Consolidated EBITDA”	$1,083,674

Leverage ratio	3.10	x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 5.50 to 1.0 as of September 30, 2007. At that date, the Company’s leverage ratio did not exceed 5.50 to 1.0.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Income from continuing operations and net income excluding gains from insurance settlements, the valuation gain on the product supply agreement and gains on the sale of investment securities:

Income from continuing operations and net income excluding gains from insurance settlements, the valuation gain on the product supply agreement and gains on the sale of investment securities held by us, excludes certain unusual or non-recurring items in order to present a measure of income from continuing operations and net income that is more reflective of the normal day-to-day operations of our business. Gains from insurance settlements relates to insurance proceeds from Hurricane Katrina and from a fire that destroyed one of our centers. The valuation gain on the product supply agreement with Gambro Renal Products reflects a non-recurring, non-cash item that resulted from the modification of the product supply agreement, which resulted in the termination of our obligation to purchase dialysis machines from Gambro Renal Products Inc. under that agreement. Gains on the sale of investment securities related to the sale of our common stock in NxStage. We believe that the exclusion of each of these items enhances a user’s understanding of our normal operations and performance and that the adjusted amounts of income from continuing operations and net income are more comparable to prior periods and therefore more indicative of our performance for purposes of period over period comparison. Our management eliminates these items when evaluating our operating performance. These measures are not measures of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to income from continuing operations and net income.

	Three months ended			Nine months ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Income from continuing operations	$94,455	$125,024	$93,091	$296,061	$215,200
Less: Gains on insurance settlements	(6,779)	—	—	(6,779)	—
Valuation gain	—	(55,275)	(37,968)	(55,275)	(37,968)
Gain on the sale of investment securities	(1,634)	(4,234)	—	(5,868)	—
Add: Related income tax	3,273	23,149	14,770	26,422	14,770

	$89,315	$88,664	$69,893	$254,561	$192,002

Net income	$94,455	$125,024	$94,856	$296,061	$215,562
Less: Gains on insurance settlements	(6,779)	—	—	(6,779)	—
Valuation gain	—	(55,275)	(37,968)	(55,275)	(37,968)
Gain on the sale of investment securities	(1,634)	(4,234)	—	(5,868)	—
Add: Related income tax	3,273	23,149	14,770	26,422	14,770

	$89,315	$88,664	$71,658	$254,561	$192,364

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding pre-tax gains from insurance settlements, and the pre-tax valuation gain on the product supply agreement:

Operating income excluding gains from insurance settlements, and the valuation gain on the product supply agreement, excludes certain unusual or non-recurring items in order to present a measure of operating income that is more reflective of the normal day-to-day operations of our business. Gains from insurance settlements relates to insurance proceeds from Hurricane Katrina and from a fire that destroyed one of our centers. The valuation gain on the product supply agreement with Gambro Renal Products reflects a non-recurring non-cash item that resulted from the modification of the product supply agreement, which resulted in the termination of our obligation to purchase dialysis machines from Gambro Renal Products Inc. under that agreement. We believe that the exclusion of each of these items enhances a user’s understanding of our normal operations and performance and that the adjusted amount of operating income is more comparable to prior periods and therefore more indicative of our performance for purposes of period over period comparison. Our management eliminates these items when evaluating our operating performance. These measures are not measures of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to income from continuing operations and net income.

	Three months ended			Nine months ended September 30, 2007
	September 30, 2007	June 30, 2007	September 30, 2006
Operating income	$212,412	$261,217	$217,094	$666,946
Less: Gains from insurance settlements	(6,779)	—	—	(6,779)
Valuation gain	—	(55,275)	(37,968)	(55,275)

	$205,633	$205,942	$179,126	$604,892

3. Free cash flow

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2007
	September 30, 2007	June 30, 2007	September 30, 2006
Cash provided by operating activities	$95,778	$125,901	$96,937	$309,710
Less: Expenditures for routine maintenance and information technology	(22,229)	(24,157)	(29,551)	(72,975)

Free cash flow	$73,549	$101,744	$67,386	$236,735

	Rolling 12-Month Period
	September 30, 2007	June 30, 2007	September 30, 2006
Cash provided by operating activities	$499,818	$500,977	$512,807
Less: Expenditures for routine maintenance and information technology	(104,189)	(111,511)	(109,652)

Free cash flow	$395,629	$389,466	$403,155